UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
February 18, 2011
UNIFI, INC.
(Exact name of registrant as specified in its charter)

New York	1-10542	11-2165495
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7201 West Friendly Avenue
Greensboro, North Carolina 27410
(Address of principal executive offices, including zip code)
(336) 294-4410
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On February 18, 2011, Stephen Wener, a member of the Board of Directors of Unifi, Inc. (the “Registrant”), died. Mr. Wener served on the Registrant’s Executive Committee. The remaining directors and management of the Registrant are deeply appreciative of Mr. Wener’s service to the Registrant. A copy of the press release issued by the Registrant on February 21, 2011 regarding Mr. Wener is attached as Exhibit 99.1 to this Form 8-K.
Effective February 22, 2011, in accordance with the Registrant’s Restated By-Laws, the Registrant decreased the size of the Board from ten directors to 9 directors.
On February 25, 2011, the Registrant announced that, effective February 22, 2011, its board of directors (the “Board”) appointed William L. Jasper as Chairman of the Board, and appointed R. Roger Berrier, Jr. as the Registrant’s President and Chief Operating Officer. Mr. Jasper will remain the Registrant’s Chief Executive Officer. Prior to his appointment as President and to the newly created position of Chief Operating Officer, Mr. Berrier, a member of the Board, served as the Registrant’s Executive Vice President of Sales, Marketing and Asian Operations. The title of President was formerly held by Mr. Jasper. A copy of the press release issued by the Registrant on February 25, 2011 regarding such appointments is attached as Exhibit 99.2 to this Form 8-K.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Press Release dated February 21, 2011.
99.2	Press Release dated February 25, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.
By:	/s/ Charles F. McCoy
Charles F. McCoy
Vice President, Secretary and General Counsel

Dated: February 25, 2011

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Press Release dated February 21, 2011.
99.2	Press Release dated February 25, 2011.